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                                                                   EXHIBIT 10.25


                               November 29, 2000


KPMG Consulting, Inc.
1676 International Drive
McLean, Virginia 22102
Attention: Randolph C. Blazer
           Chief Executive Officer

Ladies and Gentlemen:

             We refer to the Preferred Stock Purchase Agreement dated as of September 15, 2000 (the "Purchase Agreement") by and among KPMG LLP, a registered Delaware limited liability partnership ("LLP"), and the other parties thereto, and to the Certificate of Designation (the "Certificate of Designation") of the Series A Mandatorily Redeemable Convertible Preferred Stock, par value $0.01 per share, of KPMG Consulting, Inc., a Delaware corporation ("KCI") (the "Series A Preferred Stock"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Certificate of Designation.

             LLP hereby agrees that, in the event of a Qualified IPO and notwithstanding anything to the contrary contained in the Purchase Agreement or the Certificate of Designation (including Section 6 thereof) or any other rights under the Series A Preferred Stock, LLP will accept upon conversion of each share of Series A Preferred Stock purchased by LLP under the Purchase Agreement and held by LLP, immediately prior to the consummation of such Qualified IPO, that number of fully paid and nonassessable shares of Common Stock equal to the Original Issue Price divided by a price equal to the Qualified IPO Price, without any discount to the Qualified IPO Price. This letter agreement shall terminate if the pricing of the Qualified IPO has not occurred by midnight on February 12, 2001.

             Upon receipt by LLP of the shares of Common Stock as determined in the foregoing paragraph, KCI will have satisfied in full its obligations set forth in Section 6.a. of the Certificate of Designation with respect to the conversion of the Series A Preferred Stock held by LLP.

                                       Very truly yours,

                                       KPMG LLP


                                       By:  /s/ Robert W. Alspaugh
                                          ------------------------------------
                                            Name:  Robert W. Alspaugh
                                            Title: Deputy Chairman
Agreed and Acknowledged:

KPMG CONSULTING, INC.


By: /s/ Nathan H. Peck
   --------------------------------
    Name:  Nathan H. Peck
    Title: CAO